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                                                                   EXHIBIT 23(2)

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 1999 included (or incorporated by reference) in Harrah's Entertainment, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm in this registration statement on Form S-3.

                                          Arthur Andersen LLP

Memphis, Tennessee
May 5, 1999